Exhibit 99.1

Zuora Reports First Quarter Fiscal 2020 Results

•	Subscription revenue grew 32% year-over-year; total revenue grew 22% year-over-year

•	Customers with annual contract value (ACV) equal to or greater than $100,000 increased to 546 customers, or 24% year-over-year

•	Dollar based retention rate was 110%

•	Fiscal 2020 total revenue guidance updated to $268 million to $278 million

San Mateo, Calif. – May 30, 2019 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal first quarter ended April 30, 2019.
“In the first quarter, we saw 32 percent growth in subscription revenue and an increase in customer usage of our solutions,” said Tien Tzuo, Founder and CEO of Zuora. “We continue to be excited by the healthy demand for subscription business models, but we are making changes to our sales approach to scale the business to the next level, which tempers our expectations for the remainder of the year. Our confidence in the long term growth trajectory for the company remains unchanged.”
First Quarter Fiscal 2020 Financial Results (prior period adjusted for ASC 606 adoption):

•	Revenue: Total revenue was $64.1 million, an increase of 22% year-over-year. Subscription revenue was $47.3 million, an increase of 32% year-over-year.

•	Loss from Operations: GAAP loss from operations was $20.9 million, compared to a loss of $16.8 million in the first quarter of fiscal 2019.
Non-GAAP loss from operations was $12.5 million, compared to a non-GAAP loss from operations of $11.9 million in the first quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $20.6 million, or 32% of revenue, compared to a net loss of $17.8 million, or 34% of revenue, in the first quarter of fiscal 2019. GAAP net loss per share attributable to common stockholders was $0.19 based on 108.8 million weighted average shares outstanding, compared to a GAAP net loss per share attributable to common stockholders of $0.40 based on 44.9 million weighted average shares outstanding in the first quarter of fiscal 2019.

Non-GAAP net loss was $12.2 million, compared to a non-GAAP net loss of $12.8 million in the first quarter of fiscal 2019. Non-GAAP net loss per share attributable to common stockholders was $0.11 based on 108.8 million weighted average shares outstanding, compared to a non-GAAP net loss per share attributable to common stockholders of $0.29 based on 44.9 million weighted average shares outstanding in the first quarter of fiscal 2019.

•
Cash Flow: Net cash used in operating activities was $2.2 million, compared to net cash used in operating activities of $7.8 million in the first quarter of fiscal 2019. Free cash flow was negative $3.8 million compared to negative $9.6 million in the first quarter of fiscal 2019.

•	Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $179.3 million as of April 30, 2019.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:

•	Customers with ACV equal to or greater than $100,000 was 546, which represents 24% year-over-year growth.

•	Dollar-based retention rate was 110%.

•	Customer usage of Zuora solutions grew, with $9.7 billion in transaction volume through Zuora’s billing platform during our first quarter, an increase of 34% year-over-year.

•	Zuora announced new customers across multiple industries, including aerial agricultural imaging specialist Terravion, sports streaming service Kayo Sports, and workplace technology company Ricoh.

•	Zuora added five new U.S. patents in FY’19, reflecting the continuous innovation of our technology team around our two flagship products, Zuora® Billing and Zuora RevPro®.

•	Zuora released its first “End of Ownership” Report, a survey of over 13,000 adults, across 12 countries found that subscription services are experiencing growth on a global scale.

•
Next week at Zuora’s annual user conference, Subscribed San Francisco, the company will announce new product upgrades and showcase customer speakers from Unity Technologies, Fender, NCR, Motor Trend On Demand, NewRelic, Solium Capital and more.

•
As a part of Subscribed San Francisco, Zuora will host an Investor Session on Wednesday, June 5, 2019. Senior management will provide an overview of Zuora’s business, with presentations beginning at 11:15 a.m. and ending 1:30 p.m. PT. A live webcast of the event will be accessible by visiting https://investor.zuora.com and a replay will be made available after the event.

Financial Outlook:
Zuora adopted the new revenue recognition standard, ASC 606, effective February 1, 2019 on a full retrospective basis. The tables below reflect our guidance under ASC 606. For more information regarding Zuora’s adoption of ASC 606, refer to the “Adoption of ASC 606” section below.

Zuora currently expects the following results for the second quarter and full fiscal year 2020:

	Second Quarter	Fiscal 2020
Subscription revenue	$48.5M - $50.0M	$200.0M - $206.0M
Total revenue	$66.0M - $68.0M	$268.0M - $278.0M
Non-GAAP loss from operations	($15.5M) - ($14.0M)	($49.0M) - ($45.0M)
Non-GAAP net loss per share(1)	($0.15) - ($0.13)	($0.44) - ($0.40)

(1) Non-GAAP net loss per share attributable to common stockholders was computed assuming 109.9 million weighted average shares outstanding for the second quarter of fiscal 2020 and 110.5 million for the full year fiscal 2020.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share attributable to common stockholders to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Adoption of ASC 606:

In May 2014, the Financial Accounting Standards Board issued a new standard related to revenue recognition from contracts with customers ("ASC 606"), which Zuora adopted effective February 1, 2019 using the full retrospective transition method. ASC 606 supersedes the prior revenue recognition standard ("ASC 605"). All financial information in this release is reported based on ASC 606.

Under ASC 606, revenue recognition is better aligned with the value delivered by our service over time. Due to the complexity of certain customer contracts, however, the actual revenue recognition treatment required under ASC 606 depends on contract specific terms and may result in greater variability in revenue from period to period.

Under ASC 606, we defer all incremental commission costs to obtain customer contracts, including indirect costs that are not tied to a specific contract. These costs are amortized over a period of benefit that we have determined to be five years.

We adjusted our condensed consolidated financial statements presented herein from amounts previously reported due to the adoption of ASC 606. In addition, we posted supplemental historical financials under ASC 606 on Zuora’s investor relations website.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on May 30, 2019 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 7879423. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 7879423. The replay will be available through June 6, 2019.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share attributable to common stockholders, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We exclude capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures as these expenditures are considered to be a necessary component of ongoing operations.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the second fiscal quarter and full fiscal 2020 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on April 18, 2019 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not able to sustain or manage any future growth effectively; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Komatsu, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in the Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

© 2019 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2019	2018
		As Adjusted¹
Revenue:
Subscription	$47,311	$35,889
Professional services	16,798	16,559
Total revenue	64,109	52,448
Cost of revenue:
Subscription	11,933	9,865
Professional services	20,098	16,153
Total cost of revenue	32,031	26,018
Gross profit	32,078	26,430
Operating expenses:
Research and development	17,015	12,062
Sales and marketing	25,501	21,780
General and administrative	10,445	9,411
Total operating expenses	52,961	43,253
Loss from operations	(20,883)	(16,823)
Interest and other income (expense), net	535	(673)
Loss before income taxes	(20,348)	(17,496)
Income tax provision	(244)	(293)
Net loss	(20,592)	(17,789)
Comprehensive loss:
Foreign currency translation adjustment	(75)	(78)
Unrealized gain on available-for-sale securities	24	—
Comprehensive loss	$(20,643)	$(17,867)
Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.40)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	108,821	44,886

(1) The condensed consolidated statement of comprehensive loss for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2019	January 31, 2019
		As Adjusted¹
Assets
Current assets:
Cash and cash equivalents	$62,608	$67,940
Short-term investments	116,698	107,908
Accounts receivable, net of allowance for doubtful accounts of $2,716 and $2,522 as of April 30, 2019 and January 31, 2019, respectively	52,461	58,258
Restricted cash, current portion	—	400
Deferred commissions, current portion	8,674	8,616
Prepaid expenses and other current assets	15,734	14,632
Total current assets	256,175	257,754
Property and equipment, net	19,575	19,625
Restricted cash, net of current portion	—	1,684
Purchased intangibles, net	6,892	7,396
Deferred commissions, net of current portion	18,224	18,664
Goodwill	17,632	17,632
Other assets	4,731	3,292
Total assets	$323,229	$326,047
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,622	$1,512
Accrued expenses and other current liabilities	13,978	14,210
Accrued employee liabilities	26,241	22,603
Debt, current portion	4,074	2,963
Deferred revenue, current portion	88,299	86,784
Total current liabilities	134,214	128,072
Debt, net of current portion	9,393	10,494
Deferred revenue, net of current portion	74	112
Other long-term liabilities	5,329	5,555
Total liabilities	149,010	144,233
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	8	8
Class B common stock	3	3
Additional paid-in capital	501,824	488,776
Accumulated other comprehensive income	430	481
Accumulated deficit	(328,046)	(307,454)
Total stockholders’ equity	174,219	181,814
Total liabilities and stockholders’ equity	$323,229	$326,047

(1) The condensed consolidated balance sheet for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2019	2018
		As Adjusted¹
Cash flows from operating activities:
Net loss	$(20,592)	$(17,789)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,508	1,953
Stock-based compensation	7,959	4,601
Provision for doubtful accounts	1,344	1,195
Amortization of deferred commissions	2,306	1,817
Other	(511)	—
Changes in operating assets and liabilities:
Accounts receivable	4,453	3,181
Prepaid expenses and other current assets	(1,037)	(2,113)
Deferred commissions	(1,924)	(2,874)
Other assets	(1,440)	(1,995)
Accounts payable	4	1,030
Accrued expenses and other current liabilities	909	1,936
Accrued employee liabilities	3,638	(318)
Deferred revenue	1,477	1,102
Other long-term liabilities	(1,256)	448
Net cash used in operating activities	(2,162)	(7,826)
Cash flows from investing activities:
Purchases of property and equipment	(1,676)	(1,764)
Purchases of short-term investments	(67,705)	—
Sales of short-term investments	3,496	—
Maturities of short-term investments	55,900	—
Net cash used in investing activities	(9,985)	(1,764)
Cash flows from financing activities:
Payments under capital leases	—	(236)
Proceeds from issuance of common stock upon exercise of stock options	4,846	5,749
Payments of offering costs	—	(1,892)
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	164,703
Payments under related party notes receivable	—	(4,344)
Repurchases of unvested common stock	(40)	(6)
Net cash provided by financing activities	4,806	163,974
Effect of exchange rates on cash and cash equivalents and restricted cash	(75)	(78)
Net (decrease) increase in cash and cash equivalents and restricted cash	(7,416)	154,306
Cash and cash equivalents and restricted cash, beginning of period	70,024	53,363
Cash and cash equivalents and restricted cash, end of period	$62,608	$207,669
Supplemental disclosure of non-cash investing and financing activities:
Lapse in restrictions on early exercised common stock options	$205	$833
Property and equipment purchases accrued or in accounts payable	$288	$35
Deferred offering costs payable or accrued but not paid	$—	$2,181
Reconciliation of cash and cash equivalents and restricted cash within the unaudited condensed consolidated balance sheets to the amounts shown in the unaudited condensed consolidated statements of cash flows above:

Cash and cash equivalents	$62,608	$202,514
Restricted cash, current	—	220
Restricted cash, net of current portion	—	4,935
Total cash and cash equivalents and restricted cash	$62,608	$207,669
(1) The condensed consolidated statement of cash flows for the prior period presented above has been adjusted to reflect the adoption of ASC 606.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$11,933	$(493)	$(503)	$(354)	$10,583
Cost of professional services revenue	20,098	(1,359)	—	—	18,739
Gross profit	32,078	1,852	503	354	34,787
Operating expenses:
Research and development	17,015	(3,191)	—	425	14,249
Sales and marketing	25,501	(1,852)	—	—	23,649
General and administrative	10,445	(1,064)	—	—	9,381
Loss from operations	(20,883)	7,959	503	(71)	(12,492)
Net loss	$(20,592)	$7,959	$503	$(71)	$(12,201)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.19)				$(0.11)
Gross margin	50%				54%
Subscription gross margin	75%				78%

	Three Months Ended April 30, 2018
	GAAP²	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP²
Cost of revenue:
Cost of subscription revenue	$9,865	$(323)	$(682)	$(251)	$8,609
Cost of professional services revenue	16,153	(1,031)	—	—	15,122
Gross profit	26,430	1,354	682	251	28,717
Operating expenses:
Research and development	12,062	(1,048)	—	594	11,608
Sales and marketing	21,780	(1,590)	—	—	20,190
General and administrative	9,411	(609)	—	—	8,802
Loss from operations	(16,823)	4,601	682	(343)	(11,883)
Net loss	$(17,789)	$4,601	$682	$(343)	$(12,849)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.40)				$(0.29)
Gross margin	50%				55%
Subscription gross margin	73%				76%
(1) GAAP and Non-GAAP net loss per share attributable to common stockholders are calculated based upon 108,821 and 44,886 basic and diluted weighted-average shares of common stock, respectively, for the three months ended April 30, 2019 and 2018.

(2) Financial information for prior period presented above has been adjusted to reflect the adoption of ASC 606.

Sales and Marketing Expense

	GAAP¹	Stock-based Compensation	Non-GAAP¹
Twelve months ended April 30, 2019	$98,890	$(7,646)	$91,244
Twelve months ended January 31, 2019	95,169	(7,384)	87,785
Twelve months ended April 30, 2018	75,230	(3,901)	71,329

(1) Financial information for prior periods presented above have been adjusted to reflect the adoption of ASC 606.

Free Cash Flow

	Three Months Ended April 30,
	2019	2018
Net cash used in operating activities	$(2,162)	$(7,826)
Less:
Purchases of property and equipment	(1,676)	(1,764)
Free cash flow	$(3,838)	$(9,590)